TIMKEN

Timken Reports Strong Third-Quarter 2019 Results;
Updates Full-Year Outlook

•	Posted sales of $914 million, up 4 percent from last year

•	Delivered solid earnings per diluted share of $0.84 on a GAAP basis, with record third-quarter adjusted earnings per diluted share of $1.14

•	Generated strong cash from operations of $145 million and free cash flow of $101 million

•	Updates outlook; now expects 2019 GAAP earnings per diluted share of $4.15 to $4.20 and adjusted earnings per diluted share of $4.70 to $4.75

NORTH CANTON, Ohio: October 30, 2019 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported third-quarter 2019 sales of $914 million, up 3.7 percent from the same period a year ago. The increase was primarily driven by the benefit of acquisitions, partially offset by lower organic revenue mainly in Mobile Industries, and unfavorable foreign currency translation.

In the third quarter, Timken posted net income of $64.2 million or $0.84 per diluted share, versus net income of $71.6 million or $0.91 per diluted share for the same period a year ago. The year-over-year decrease was primarily driven by pension and other retirement plan remeasurement charges and higher income tax expense, partially offset by improved overall operating performance.

Excluding special items (detailed in the attached tables), adjusted net income in the third quarter of 2019 was $87.4 million or $1.14 per diluted share, a record for the third quarter, versus adjusted net income of $82.9 million or $1.06 per diluted share for the same period in 2018. The year-over-year increase was driven by favorable price/mix, lower material and logistics costs and the benefit of acquisitions, partially offset by the impact of lower volume and related manufacturing utilization, and higher interest expense.

Cash from operations for the quarter was $144.9 million, and free cash flow was $101.2 million. During the quarter, the company returned $53.7 million of capital to shareholders with the payment of its 389th consecutive quarterly dividend and the repurchase of approximately 750 thousand shares. Also, among recent developments, the company announced an agreement to acquire BEKA Lubrication, a leading global supplier of automatic lubrication systems, which will strengthen Timken’s leadership position in this attractive product line.

“Timken delivered strong operating performance in the third quarter,” said Richard G. Kyle, president and chief executive officer. “While several industrial markets were softer than anticipated, we delivered record earnings per share, strong operating margins and excellent cash flow. Delivering record results in this environment demonstrates that we are successfully executing our strategy. We continue to drive outgrowth in sectors such as renewable energy and rail, deliver revenue and earnings growth through our acquisitions, and take proactive measures to reduce costs and improve our operating efficiency. Our performance in the third quarter is a reflection of the stronger, more diverse Timken Company.”

Third-Quarter 2019 Segment Results

Mobile Industries sales of $455.1 million decreased 2 percent compared with the same period a year ago. The decrease was driven primarily by lower shipments in off-highway and heavy truck, and unfavorable currency, partially offset by the benefit of acquisitions and growth in the rail sector.

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TIMKEN

Earnings before interest and taxes (EBIT) in the quarter were $52 million or 11.4 percent of sales, compared with EBIT of $50.6 million or 10.9 percent of sales for the same period a year ago. The increase in EBIT reflects favorable price/mix, lower material and logistics costs and the benefit of acquisitions, partially offset by the impact of lower volume and related manufacturing utilization.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $53.8 million or 11.8 percent of sales, compared with $52.5 million or 11.3 percent of sales in the third quarter last year.

Process Industries reported sales of $458.9 million, up 10 percent from the same period a year ago. The increase was driven primarily by the benefit of acquisitions and organic growth in the renewable energy and marine sectors, partially offset by lower revenue in industrial services and unfavorable currency.

EBIT for the quarter was $95.6 million or 20.8 percent of sales, compared with EBIT of $81.8 million or 19.6 percent of sales for the same period a year ago. The increase in EBIT was driven primarily by favorable price/mix and the benefit of acquisitions, partially offset by lower volume.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $98.3 million or 21.4 percent of sales, compared with $84 million or 20.1 percent of sales in the third quarter last year.

2019 Outlook

The company now expects 2019 revenue to be up approximately 5 to 6 percent in total versus 2018. This reflects the benefit of acquisitions, partially offset by unfavorable currency translation. Organic revenue is expected to be roughly flat overall.

“While we are taking a cautious view with respect to the fourth quarter, we remain confident in the long-term outlook for the company,” said Kyle. “Our expected record performance in 2019 demonstrates our earnings power in a slowing industrial market environment, the enduring strength of our portfolio, and our ability to navigate and deliver through industrial cycles. We look forward to updating investors on our strategy and longer-term outlook at our upcoming investor day in December.”

Timken now anticipates strong 2019 earnings per diluted share in the range of $4.15 to $4.20 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects record 2019 adjusted earnings per diluted share ranging from $4.70 to $4.75.

Conference Call Information

Timken will host a conference call tomorrow at 9 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Thursday, Oct. 31, 2019
9:00 a.m. Eastern Time
Live Dial-In: 800-239-9838
or 323-794-2551
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 3Q Earnings Call

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Conference Call Replay:    Replay Dial-In available through
Nov. 14, 2019:
888-203-1112 or 719-457-0820
Replay Passcode: 7778692

Live Webcast:            http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.6 billion in sales in 2018 and employs more than 18,000 people globally, operating from 35 countries.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading 2019 "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the third quarter of 2019; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; the impact of changes to the company’s accounting methods; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2018, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net sales	$914.0	$881.3	$2,893.7	$2,670.7
Cost of products sold	636.5	628.0	2,007.9	1,885.1
Gross Profit	277.5	253.3	885.8	785.6
Selling, general & administrative expenses	148.0	142.0	459.4	432.4
Impairment and restructuring charges	1.6	2.6	3.5	3.1
Operating Income	127.9	108.7	422.9	350.1
Non-service pension and other postretirement (expense) income	(14.4)	(3.2)	(14.1)	2.5
Other income, net	5.8	3.7	10.5	7.3
Earnings Before Interest and Taxes (EBIT) (1)	119.3	109.2	419.3	359.9
Interest expense, net	(17.1)	(11.9)	(52.0)	(31.7)
Income Before Income Taxes	102.2	97.3	367.3	328.2
Provision for income taxes	35.5	25.0	110.4	83.5
Net Income	66.7	72.3	256.9	244.7
Less: Net income attributable to noncontrolling interest	2.5	0.7	8.3	1.9
Net Income Attributable to The Timken Company	$64.2	$71.6	$248.6	$242.8
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.85	$0.93	$3.28	$3.14

Diluted Earnings per share	$0.84	$0.91	$3.23	$3.09

Average Shares Outstanding	75,628,410	76,903,395	75,864,544	77,332,209
Average Shares Outstanding - assuming dilution	76,592,694	78,428,105	76,902,426	78,645,503

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2019	2018	2019	2018

Mobile Industries
Net sales	$455.1	$464.2	$1,448.8	$1,441.8
Earnings before interest and taxes (EBIT) (1)	$52.0	$50.6	$172.5	$156.2
EBIT Margin (1)	11.4%	10.9%	11.9%	10.8%
Process Industries
Net sales	$458.9	$417.1	$1,444.9	$1,228.9
Earnings before interest and taxes (EBIT) (1)	$95.6	$81.8	$304.8	$254.0
EBIT Margin (1)	20.8%	19.6%	21.1%	20.7%
Corporate expense	$(11.4)	$(17.9)	$(41.1)	$(47.2)
Corporate pension and other postretirement benefit related charges (2)	(16.9)	(5.3)	(16.9)	(3.1)

Consolidated
Net sales	$914.0	$881.3	$2,893.7	$2,670.7
Earnings before interest and taxes (EBIT) (1)	$119.3	$109.2	$419.3	$359.9
EBIT Margin (1)	13.1%	12.4%	14.5%	13.5%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the third quarter 2019 Form 10-Q for additional discussion.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	September 30, 2019	December 31, 2018
ASSETS
Cash, cash equivalents and restricted cash	$181.9	$133.1
Accounts receivable, net	548.3	546.6
Unbilled receivables	151.6	116.6
Inventories, net	805.3	835.7
Other current assets	120.3	105.2
Total Current Assets	1,807.4	1,737.2
Property, plant and equipment, net	906.8	912.1
Operating lease assets (1)	115.0	—
Goodwill and other intangible assets	1,657.5	1,693.7
Non-current pension assets	11.8	6.2
Non-current other postretirement benefit assets	23.5	—
Other assets	43.3	96.0
Total Assets	$4,565.3	$4,445.2
LIABILITIES
Accounts payable	$265.2	$273.2
Short-term debt, including current portion of long-term debt	96.6	43.0
Short-term operating lease liabilities (1)	28.0	—
Income taxes	23.2	23.5
Accrued expenses	291.6	345.9
Total Current Liabilities	704.6	685.6
Long-term debt	1,553.5	1,638.6
Accrued pension benefits	167.8	161.3
Accrued postretirement benefits	36.9	108.7
Long-term operating lease liabilities (1)	72.3	—
Other non-current liabilities	212.7	208.3
Total Liabilities	2,747.8	2,802.5
EQUITY
The Timken Company shareholders' equity	1,744.8	1,579.6
Noncontrolling Interest	72.7	63.1
Total Equity	1,817.5	1,642.7
Total Liabilities and Equity	$4,565.3	$4,445.2

(1) Due to the adoption of the new leasing standard, the Company recognized operating lease assets and corresponding operating lease liabilities on the Consolidated Balance Sheet. In conjunction with the adoption of the new leasing standard, the Company reclassified $15.3 million of lease assets related to purchase accounting adjustments from the ABC Bearings Limited ("ABC Bearings") acquisition from Other assets to Operating lease assets. These assets do not have material corresponding lease liabilities.

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2019	2018	2019	2018
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$66.7	$72.3	$256.9	$244.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.2	35.1	120.4	105.9
Stock-based compensation expense	5.8	7.7	20.7	25.5
Pension and other postretirement expense	17.4	6.9	23.2	8.5
Pension and other postretirement benefit contributions and payments	(28.2)	(3.6)	(37.1)	(12.4)
Operating lease expense	9.0	—	27.7	—
Operating lease payments	(9.1)	—	(26.8)	—
Changes in operating assets and liabilities:
Accounts receivable	29.5	20.7	(6.4)	(65.7)
Unbilled receivables	1.6	(9.8)	(35.0)	(37.6)
Inventories	21.2	(14.4)	37.8	(94.3)
Accounts payable	(20.8)	(1.5)	(7.4)	(9.9)
Accrued expenses	16.4	12.6	(28.7)	10.2
Income taxes	8.3	5.4	10.7	1.7
Other, net	(12.1)	5.8	(1.2)	18.4
Net Cash Provided by Operating Activities	$144.9	$137.2	$354.8	$195.0
INVESTING ACTIVITIES
Capital expenditures	$(43.7)	$(23.2)	$(82.9)	$(62.8)
Acquisitions, net of cash received	0.3	(765.4)	(82.7)	(765.4)
Proceeds from divestitures	—	14.0	—	14.0
Other, net	1.0	0.3	3.4	3.9
Net Cash Used in Investing Activities	$(42.4)	$(774.3)	$(162.2)	$(810.3)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.2)	$(21.5)	$(63.8)	$(64.2)
Purchase of treasury shares	(32.5)	(13.4)	(56.1)	(63.0)
Proceeds from exercise of stock options	1.0	2.1	9.9	12.7
Payments related to tax withholding for stock-based compensation	(1.2)	(0.4)	(9.3)	(5.4)
Net proceeds from (payments on) credit facilities	2.0	(4.4)	41.8	41.4
Net (payments on) proceeds from long-term debt	(28.3)	688.2	(57.7)	738.0
Other, net	(0.3)	(1.2)	(2.2)	(2.2)
Net Cash (Used in) Provided by Financing Activities	$(80.5)	$649.4	$(137.4)	$657.3
Effect of exchange rate changes on cash	(7.5)	(3.9)	(6.4)	(12.4)
Increase in Cash, Cash Equivalents and Restricted Cash	$14.5	$8.4	$48.8	$29.6
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	167.4	146.6	133.1	125.4
Cash, Cash Equivalents and Restricted Cash at End of Period	$181.9	$155.0	$181.9	$155.0

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	EPS	2018	EPS	2019		EPS	2018	EPS
Net Income Attributable to The Timken Company	$64.2	$0.84	$71.6	$0.91	$248.6	3.23	$3.23	$242.8	$3.09

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$2.3		$3.1		$4.5			$4.5
Property loss and related expenses (3)	0.7		—		6.5			—
Acquisition-related charges (4)	2.9		8.8		10.8			9.0
Brazil legal matter (5)	—		—		3.3			—
Gain on sale of real estate (6)	—		—		(1.7)			—
Corporate pension and other postretirement benefit related charges (7)	16.9		5.3		16.9			3.1
Loss on divestiture (8)	—		0.6		—			0.6
Tax indemnification and related items	—		0.3		0.5			0.6
Noncontrolling interest of above adjustments	0.1		(0.6)		(0.1)			(0.6)
Provision for income taxes (9)	0.3		(6.2)		0.2			(9.9)
Total Adjustments:	23.2	0.30	11.3	0.15	40.9		0.52	7.3	0.09
Adjusted Net Income Attributable to The Timken Company	$87.4	$1.14	$82.9	$1.06	$289.5		$3.75	$250.1	$3.18

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Represents property loss and related expenses during the year (net of insurance proceeds) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(4) Acquisition-related charges in 2019 primarily related to the Rollon S.p.A. ("Rollon"), The Diamond Chain Company ("Diamond Chain"), and BEKA Lubrication ("BEKA") acquisitions, including transaction costs and inventory step-up impact.

(5) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was initiated in October 2014. Refer to the Contingencies footnote within the third quarter 2019 Form 10-Q for additional discussion.

(6) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

(7) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the third quarter 2019 Form 10-Q for additional discussion.

(8) Loss on divestiture relates to the sale of the Groeneveld Information Technology Holding B.V. (the "ICT Business"), located in Gorinchem, Netherlands.

(9) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods, as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBIT to GAAP Net Income, and EBIT and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBIT and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBIT margin and adjusted EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	Percentage to Net Sales	2018	Percentage to Net Sales	2019	Percentage to Net Sales	2018	Percentage to Net Sales
Net Income	$66.7	7.3%	$72.3	8.2%	$256.9	8.9%	$244.7	9.2%

Provision for income taxes	35.5	3.9%	25.0	2.8%	110.4	3.8%	83.5	3.1%
Interest expense	18.2	2.0%	12.5	1.4%	55.5	1.9%	33.2	1.3%
Interest income	(1.1)	(0.1)%	(0.6)	—%	(3.5)	(0.1)%	(1.5)	(0.1)%
Consolidated EBIT	$119.3	13.1%	$109.2	12.4%	$419.3	14.5%	$359.9	13.5%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$2.3	0.3%	$3.1	0.3%	$4.5	0.2%	$4.5	0.2%
Property loss and related expenses (2)	0.7	—%	—	—%	6.5	0.2%	—	—%
Acquisition-related charges (3)	2.9	0.3%	8.8	1.0%	10.8	0.4%	9.0	0.3%
Brazil legal matter (4)	—	—%	—	—%	3.3	0.1%	—	—%
Gain on sale of real estate (5)	—	—%	—	—%	(1.7)	(0.1)%	—	—%
Corporate pension and other postretirement benefit related charges (6)	16.9	1.8%	5.3	0.6%	16.9	0.6%	3.1	0.1%
Tax indemnification and related items	—	—%	0.3	—%	0.5	—%	0.6	—%
Loss on divestiture (7)	—	—%	0.6	0.1%	—	—%	0.6	—%
Total Adjustments	22.8	2.4%	18.1	2.0%	40.8	1.4%	17.8	0.6%
Adjusted EBIT	$142.1	15.5%	$127.3	14.4%	$460.1	15.9%	$377.7	14.1%
Depreciation and amortization	39.2	4.3%	35.1	4.0%	120.4	4.2%	105.9	4.0%
Adjusted EBITDA	$181.3	19.8%	$162.4	18.4%	$580.5	20.1%	$483.6	18.1%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2)  Represents property loss and related expenses during the year (net of insurance proceeds) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(3) Acquisition-related charges in 2019 primarily related to the Rollon, Diamond Chain, and BEKA acquisitions, including transaction costs and inventory step-up impact.

(4) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was initiated in October 2014. Refer to the Contingencies footnote within the third quarter 2019 Form 10-Q for additional discussion.

(5) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

(6) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(7) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended September 30, 2019	Percentage to Net Sales	Three Months Ended September 30, 2018	Percentage to Net Sales	Nine Months Ended September 30, 2019	Percentage to Net Sales	Nine Months Ended September 30, 2018	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$52.0	11.4%	$50.6	10.9%	$172.5	11.9%	$156.2	10.8%
Impairment, restructuring and reorganization charges (1)	1.0	0.2%	0.9	0.2%	2.1	0.1%	2.0	0.1%
Loss on divestiture (2)	—	—%	0.6	0.1%	—	—%	0.6	0.1%
Gain on sale of real estate (3)	—	—%	—	—%	(1.7)	(0.1)%	—	—%
Property loss and related expenses (4)	0.8	0.2%	—	—%	6.5	0.5%	—	—%
Acquisition-related charges (5)	—	—%	0.4	0.1%	0.1	—%	0.4	—%
Adjusted EBIT	$53.8	11.8%	$52.5	11.3%	$179.5	12.4%	$159.2	11.0%

Process Industries
(Dollars in millions)	Three Months Ended September 30, 2019	Percentage to Net Sales	Three Months Ended September 30, 2018	Percentage to Net Sales	Nine Months Ended September 30, 2019	Percentage to Net Sales	Nine Months Ended September 30, 2018	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$95.6	20.8%	$81.8	19.6%	$304.8	21.1%	$254.0	20.7%
Impairment, restructuring and reorganization charges (1)	1.2	0.3%	0.8	0.2%	2.4	0.1%	1.0	0.1%
Acquisition-related charges (5)	1.5	0.3%	1.4	0.3%	7.9	0.6%	1.4	0.1%
Adjusted EBIT	$98.3	21.4%	$84.0	20.1%	$315.1	21.8%	$256.4	20.9%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

(3) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

(4)  Represents property loss and related expenses during the year (net of insurance proceeds) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(5) Acquisition-related charges in 2019 primarily related to the inventory step-up impact for the Rollon and Diamond Chain acquisitions.

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TIMKEN

Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see below), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			September 30, 2019	December 31, 2018
Short-term debt, including current portion of long-term debt			$96.6	$43.0
Long-term debt			1,553.5	1,638.6
Total Debt			$1,650.1	$1,681.6
Less: Cash, cash equivalents and restricted cash			(181.9)	(133.1)
Net Debt			$1,468.2	$1,548.5

Total Equity			$1,817.5	$1,642.7

Ratio of Net Debt to Capital			44.7%	48.5%

Adjusted EBITDA for the Twelve Months Ended			$743.4	$646.5

Ratio of Net Debt to Adjusted EBITDA			2.0	2.4

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$144.9	$137.2	$354.8	$195.0
Less: capital expenditures	(43.7)	(23.2)	(82.9)	(62.8)
Free cash flow	$101.2	$114.0	$271.9	$132.2

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TIMKEN

Reconciliation of EBIT, EBIT, After Adjustments, and EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBITDA are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended September 30, 2019	Twelve Months Ended December 31, 2018
Net Income	$317.7	$305.5
Provision for income taxes	129.5	102.6
Interest expense	74.0	51.7
Interest income	(4.1)	(2.1)
Consolidated EBIT	$517.1	$457.7
Adjustments:
Impairment, restructuring and reorganization charges (1)	$7.1	$7.1
Acquisition-related charges (2)	22.4	20.6
Brazil legal matter (3)	3.3	—
Gain on sale of real estate (4)	(1.7)	—
Loss on divestiture (5)	0.2	0.8
Corporate pension and other postretirement benefit related charges (6)	26.6	12.8
Property loss and related expenses (7)	6.5	—
Tax indemnification and related items	1.4	1.5
Total Adjustments	65.8	42.8
Adjusted EBIT	$582.9	$500.5
Depreciation and amortization	160.5	146.0
Adjusted EBITDA (8)	$743.4	$646.5

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2019 related to the ABC Bearings, Apiary Investment Holdings Limited ("Cone Drive"), Rollon, Diamond Chain, and BEKA acquisitions, including transaction costs and inventory step-up impact. In 2018, acquisition charges related to ABC Bearings, Cone Drive and Rollon acquisitions.

(3) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was initiated in October 2014. Refer to the Contingencies footnote within the third quarter 2019 Form 10-Q for additional discussion.

(4) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019. This amount was recorded in other income.

(5) Loss on divestiture relates to the sale of Groeneveld Information Technology Holding B.V. located in Gorinchem, Netherlands.

(6) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(7) Represents property loss and related expenses during the year (net of insurance proceeds) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouse in Yantai, China.

(8) Twelve months trailing adjusted EBITDA reflects results from acquired companies from the acquisition date through September 30, 2019 and December 31, 2018, respectively.

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Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2019 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.15	$4.20

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.55	0.55
Total Adjustments:	$0.55	$0.55
Forecasted full year adjusted diluted earnings per share	$4.70	$4.75

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustment, because the amounts will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2019 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$525.0
Less: capital expenditures		(150.0)
Free cash flow		$375.0

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